[COOPERS & LYBRAND LETTERHEAD]


                     CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
MML Series Investment Fund

We consent to the inclusion in this Post-Effective Amendment No. 39 to the Registration Statement No. 2-39334 of MML Series Investment Fund on Form N-1A (File No. 811-2224) of our report dated January 31, 1998 on our audits of the financial statements and financial highlights of MML Equity Fund, MML Money Market Fund, MML Managed Bond Fund, and MML Blend Fund, which are components of MML Series Investment Fund. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.


                                           /s/ Coopers & Lybrand L.L.P.


Springfield, Massachusetts
April 29, 1998

[COOPERS & LYBRAND LETTERHEAD]


                     CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
MML Series Investment Fund

We consent to the inclusion in this Post-Effective Amendment No. 39 to the Registration Statement No. 2-39334 of MML Series Investment Fund on Form N-1A (File No. 811-2224) of our report dated January 31, 1998 on our audit of the financial statements and financial highlights of MML Equity Index Fund, which is a component of MML Series Investment Fund. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.


                                           /s/ Coopers & Lybrand L.L.P.


Springfield, Massachusetts
April 29, 1998